EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Jacinth C. Smiley, Paul R. Kuehneman, and Florence Makope, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 29, 2023, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James P. Snee	Chairman of the Board, President, Chief Executive Officer and Director	November 17, 2023
James P. Snee	(Principal Executive Officer)

/s/ Jacinth C. Smiley	Executive Vice President and Chief Financial Officer	November 20, 2022
Jacinth C. Smiley	(Principal Financial Officer)

/s/ Paul R. Kuehneman	Vice President and Controller	November 20, 2023
Paul R. Kuehneman	(Principal Accounting Officer)

/s/ Prama Bhatt	Director	November 20, 2023
Prama Bhatt

/s/ Gary C. Bhojwani	Director	November 16, 2023
Gary C. Bhojwani

/s/ Stephen M. Lacy	Director	November 15, 2023
Stephen M. Lacy

/s/ Elsa A. Murano	Director	November 19, 2023
Elsa A. Murano

Director
Susan K. Nestegard

/s/ William A. Newlands	Director	November 20, 2023
William A. Newlands

/s/ Christopher J. Policinski	Director	November 20, 2023
Christopher J. Policinski

/s/ Jose L. Prado	Director	November 20, 2023
Jose L. Prado

/s/ Sally J. Smith	Director	November 20, 2023
Sally J. Smith

/s/ Steven A. White	Director	November 19, 2023
Steven A. White

/s/ Raymond G. Young	Director	November 20, 2023
Raymond G. Young

/s/ Micheal P. Zechmeister	Director	November 16, 2023
Michael P. Zechmeister